Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:
Christopher Treece 303.675.1194

Guaranty Bancorp Announces New Board Member

Steve McConahey brings over 30 years of business and financial investment experience

DENVER, March 26, 2012 — Guaranty Bancorp (Nasdaq: GBNK) announced today that Steve McConahey has been appointed to the Company’s Board of Directors.

McConahey has been a prominent business leader in Denver for over 30 years and is the current chairman of SGM Capital, LLC and co-founder and partner of Iron Gate Capital, a private equity investment firm.

“We are honored to have an executive of Steve’s caliber joining our Board,” said Ed Cordes, Chairman of the Company’s Board of Directors. “His experience managing a private equity investment firm and serving as a CEO of other financial companies provides a significant depth of knowledge to assist in advising our Company to continued growth.”

“Guaranty Bancorp has been a reputable and trusted community bank in Colorado for over 50 years,” McConahey says, “I look forward to being a part of an organization focused on supporting local Colorado businesses and consumers.”

Paul W. Taylor, Guaranty Bancorp’s President and CEO, stated, “We are pleased to welcome Steve to our Board. His extensive business experience and local commitment to economic development in the state of Colorado will be a valuable asset to our bank.”

Previously, McConahey was president and COO of EVEREN Capital Corporation and its principal subsidiary, EVEREN Securities, Inc.  McConahey began his career in the securities brokerage industry in 1977 when he joined Boettcher and Company in Denver, Colo.  At Boettcher, he was named chairman and chief executive officer in 1984. He joined Kemper Financial Services in 1985 shortly after Boettcher was acquired by Kemper Corporation. Earlier in his career, McConahey worked as a consultant for McKinsey and Company as well as received a White House Fellowship. He also served as a member of President Ford’s senior White House staff as Special Assistant for Intergovernmental Affairs.  McConahey received a bachelor’s degree from the University of Wisconsin and an M.B.A. from Harvard Business School. He is active in numerous national and community boards and advisory groups, and currently serves on the board of the Gerald R. Ford Presidential Foundation, the Denver School of Science and Technology, the Boys and Girls Clubs of Metro Denver and the Metro Denver Sports Commission. He also currently serves on corporate boards of CalDak International, Maxim Series Fund, Inc., a subsidiary of Great-West Life & Annuity Insurance Company, and IMA Financial Group, Inc.

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The bank provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; the effect of the regulatory written agreement the Company and its bank subsidiary have entered into and potential future supervisory action against the Company or its bank subsidiary; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact Information

Christopher G. Treece

E.V.P., Chief Financial Officer & Secretary

Guaranty Bancorp

1331 Seventeenth Street, Suite 345

Denver, CO 80202

303.675.1194

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